Exhibit 10(u)
STORAGE SERVICE AGREEMENT
BY AND BETWEEN
BAY GAS STORAGE COMPANY, LTD.
AND
TAMPA ELECTRIC COMPANY
CONTRACT NUMBER FTECO-07

Exhibits
Exhibit “A” — Points of Receipt and Points of Delivery
Exhibit “B” — General Terms and Conditions
Exhibit “C” — Amended Statement of Conditions
Exhibit “D” — Sample Nomination Form
Exhibit “E” — Form of Assignment Consent

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STORAGE SERVICE AGREEMENT
     THIS STORAGE SERVICE AGREEMENT (this “Contract” or “Agreement”) is made and entered into as of the 14th day of October, 2005, by and between BAY GAS STORAGE COMPANY, LTD (“Bay Gas”), an Alabama limited partnership, and TAMPA ELECTRIC COMPANY (“Shipper”), Bay Gas and Shipper hereinafter may be referred to individually as “Party” and collectively as “Parties”.
W I T N E S S E T H:
     WHEREAS, Bay Gas and Shipper executed a Storage Service Agreement dated July 14, 2005, - Contract Number TECO-05 (“Contract TECO-05”); and
     WHEREAS, Bay Gas intends to develop certain new underground gas storage facilities (the “New Storage Facilities”) to be constructed in connection with existing underground gas storage facilities located near McIntosh, Alabama which are owned and operated by Bay Gas (the “Existing Storage Facilities”; the Existing Storage Facilities and New Storage Facilities being referred to herein collectively as the “Storage Facilities”); and
     WHEREAS, Shipper desires to contract for a portion of the storage capacity of the Storage Facilities, and desires that Bay Gas receive at the Point(s) of Receipt specified on Exhibit “A” attached hereto and made a part hereof, certain quantities of gas from the pipeline facilities identified therein for the purpose of injecting and storing such gas for Shipper (or for its account) in the Storage Facilities, and that Bay Gas deliver such gas into the pipeline facilities identified on Exhibit “A” at the Point(s) of Delivery therein specified; and
     WHEREAS, Bay Gas desires to perform such services for Shipper, all to be provided pursuant and subject to the terms and conditions hereof; and
     WHEREAS, Shipper and Bay Gas intend that this Contract, upon the occurrence of the Commencement Date as defined in Section 2.1 herein, to replace Contract TECO-05.
     NOW, THEREFORE, for and in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bay Gas and Shipper hereby agree as follows:
ARTICLE I

CONDITIONS PRECEDENT
     1.1 Conditions Precedent. Following the date of this Agreement, Bay Gas shall exert its commercially reasonable best efforts to obtain:
(a)	Satisfactory financing for the construction of New Storage Facilities to provide services to Shipper as provided herein (it being understood and agreed that the determinations of what New Storage Facilities shall be constructed and what financing is satisfactory shall be in the sole discretion of Bay Gas); and

(b)	All permits, authorizations, certificates and approvals, as deemed necessary or desirable by Bay Gas, from all appropriate local, state or federal agencies having jurisdiction over the construction, operation or rates charged for services, to enable it to perform its obligations and receive the benefits provided for hereunder.
     1.2 Commitment Notice. Promptly following the attainment by Bay Gas of satisfactory arrangements for financing, and all permits, authorizations, certificates and approvals as set forth in Section 1.1(a) and 1.1(b) consistent with the terms of this Agreement (or the waiver thereof by Bay Gas and Shipper), Bay Gas shall proceed with the necessary activity to commence the leaching of the required new storage capacity. Upon or before commencement of the leaching activity Bay Gas shall provide Shipper with written notice (the “Commitment Notice”) to such effect.
     1.3 Shipper’s Termination Right. Notwithstanding Section 1.1 and 1.2, Bay Gas shall provide Shipper with a Commitment Notice no later than 120 days following the date of this Contract, failing which Shipper shall have the right to terminate this Contract by written notice to Bay Gas.
     1.4 Bay Gas’ Termination Right. If Bay Gas determines at any time that construction of all or any portion of the New Storage Facilities would not be economic, in Bay Gas’ sole discretion, Bay Gas shall have the right to terminate this Agreement upon 30 days prior written notice to Shipper (“Notice of Termination”). This Agreement shall terminate upon the expiration of the 30-day period unless within such period the Parties, in writing, enter into a mutually acceptable amendment to the Agreement.
ARTICLE II

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COMMENCEMENT OF OPERATIONS
     2.1 Commencement Date. If Bay Gas provides the Commitment Notice described in ARTICLE I, Bay Gas shall thereafter provide Shipper written notice when facilities to provide the services specified herein are to be operational, and shall state in such notice a date upon which Bay Gas will be ready to receive gas for storage and otherwise provide to Shipper the services specified herein (hereinafter referred to as the “Commencement Date”). Except in the case of force majeure as described in Bay Gas’ General Terms and Conditions, attached as Exhibit “B”, such notice shall specify a Commencement Date not later than twenty-four (24) months from the date of the Commitment Notice. In the event of such Force Majeure the twenty-four (24) months prescribed in the preceding sentence shall be increased by a period of time equal to the time of the force majeure, but in no event shall such twenty-four (24) month period, as it may be increased hereby, be a period greater than thirty (30) months. If Bay Gas has not specified a Commencement Date or if the New Storage Facilities have not been placed in service within the time required hereby either Party may terminate this Contract by written notice to the other.
     2.2 Replacement of Prior Contract. Upon the occurrence of the Commencement Date, this Contract shall replace Contract TECO-05 and, except to the extent of obligations and liabilities occurring and accruing prior to the Commencement Date under Contract TECO-05, the Parties shall no longer be bound by the terms and conditions of Contract TECO-05.
     2.3 Start-up Period. For a period not to exceed ninety (90) days following the Commencement Date (such period to be referred to hereinafter as the “Start-up Period”), the amount of firm injection capacity available to Shipper shall be provided in accordance with the volumes set forth in Article 3.1 (d) below.
ARTICLE III
GAS TO BE RECEIVED, STORED AND DELIVERED
     3.1 Contract Quantities. Subject to the terms and conditions established herein and in Bay Gas’ General Terms and Conditions, attached as Exhibit “B”, and made a part hereof, and Statement of Conditions, attached as Exhibit “C” and made a part hereof, Bay Gas shall provide the following capacities to Shipper, provided that under no circumstances will Bay Gas be obligated to provide to Shipper capacities in excess of the maximum quantities set forth below:

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(a)	Firm Storage — a Firm Maximum Storage Quantity (“FMSQ”) in the Storage Facilities equal to 750,000 MMBtu.

(b)	Firm Withdrawal — a Firm Maximum Daily Withdrawal Quantity (“FMDWQ”) of 75,000 MMBtu per day;

(c)	Firm Injection — a Firm Maximum Daily Injection Quantity (“FMDIQ”) of 30,000 MMBtu per day.

(d)	Firm Injection During Start-Up Period — a Firm Maximum Daily Injection Quantity of 12,000 MMBtu per day.
     3.2 Gas Tendered. Shipper shall tender or cause to be tendered to Bay Gas at the Point(s) of Receipt specified on Exhibit “A” any gas which Shipper desires to have injected into storage hereunder. The obligation of Bay Gas to receive gas shall not exceed: (a) at any Point of Receipt the lesser of, (i) the Injection Quantities for such Point of Receipt, or (ii) the total daily volume that Shipper or its designee is able and willing to tender at such Point of Receipt; or (b) the aggregate Injection Quantities for all Points of Receipt. Shipper shall also receive or cause to be received at the Point(s) of Delivery herein specified on Exhibit “A” gas it requests to be withdrawn from storage by Bay Gas.
     3.3 Gas Received and Delivered. Subject to the operating conditions of the pipeline(s) delivering or receiving gas for Shipper’s account and the terms hereof, Bay Gas shall receive gas for injection from Shipper at the Point(s) of Receipt and deliver gas to Shipper at the Point(s) of Delivery specified on Exhibit “A” as scheduled by Shipper from time to time; provided that Bay Gas shall not be obligated to receive for injection any quantity of gas if the injection of the same would cause the quantity of gas stored in the Storage Facilities for Shipper’s account (“Shipper’s Gas Storage Inventory”) to exceed the total of Shipper’s FMSQ as stated above; nor shall Bay Gas be obligated at any time to deliver more gas to Shipper than Shipper has in its then-current Shipper’s Gas Storage Inventory.
     3.4 Additional Volumes. In addition to the maximum daily rates of injection and withdrawal as specified above in Section 3.1, and in addition to the maximum daily rates of receipt and delivery specified on Exhibit “A” attached hereto for each Point of Receipt and Point of Delivery, Bay Gas shall use its best efforts to accommodate requests of Shipper to inject or withdraw gas at greater rates of flow at such times as such additional capacities are not required for service to other storage customers. Any such additional services shall be provided on a fully interruptible basis and at rates agreed to between Shipper and Bay Gas at the time such services are rendered. Additional withdrawal and/or injections will be made only to the extent that Shipper has gas in storage to be withdrawn, or unfilled capacity in the Storage Facilities reserved as part of Shipper’s FMSQ as stated herein.

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     3.5 Gas to be Withdrawn on Termination. Shipper must have all of its gas withdrawn by the end of the term of this Contract. If at any time service pursuant to this Contract is canceled or terminated prior to the end of the term specified herein and Shipper has gas in its then-current Shipper’s Gas Storage Inventory, Shipper shall be required to withdraw its gas within a sixty (60) day period beginning on the day of termination or Shipper may transfer title to any volumes of gas in storage to a third party with whom Company has a Storage Service Agreement, with such transfer to be subject to any injection conditions or charges applicable to such third party, If during the sixty (60) day period there is an event of force majeure that prevents Shipper from withdrawing its gas, the sixty (60) day period will be extended by term of the force majeure. During this period, this Contract shall continue in force and effect for the sole purpose of withdrawal and delivery of and payment for storage services for said gas. If the gas is not withdrawn within the specified time period, Bay Gas shall take title to such gas not withdrawn.
ARTICLE IV
PERFORMANCE OBLIGATION
     4.1 Firm Service. All Firm service rendered under this Contract shall be provided to Shipper except in the case of force majeure as described in Bay Gas’ General Terms and Conditions attached as Exhibit “B”. Bay Gas shall not be obligated to provide capacities in excess of those stated in Section 3.1 of this Contract.
     4.2 Interruptible Service. All Interruptible service rendered under this Contract shall be provided to Shipper on a fully interruptible basis as described in Bay Gas’ General Terms and Conditions attached as Exhibit “B”. Bay Gas shall not be obligated to provide capacities in excess of those stated in Article 3.1 of this Contract.
ARTICLE V
DELIVERY PRESSURE
     Delivery Pressure. Shipper is obligated to deliver gas at the Point(s) of Receipt identified in Exhibit “A” at a pressure sufficient for Bay Gas to transport such gas to the inlet of its compressor facility for injection into storage recognizing that the amount of such pressure required may vary based on the operations of the Bay Gas pipeline; provided however, in no event shall such pressures be greater than Company’s maximum allowable operating pressures.

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ARTICLE VI
POINT(S) OF RECEIPT AND DELIVERY
     6.1 Point(s) of Receipt. The Point(s) of Receipt for all gas to be tendered by Shipper to Bay Gas for injection into the Storage Facilities shall be as specified on Exhibit “A”, and the maximum daily quantity of gas which Bay Gas is obligated to receive from Shipper at each individual Point of Receipt shall not exceed the maximum stated thereon.
     6.2 Point(s) of Delivery. The Point(s) of Delivery for all gas to be tendered by Bay Gas to Shipper for delivery pursuant to the terms hereof shall be as specified on Exhibit “A”, and the maximum quantities of gas which Bay Gas is obligated to deliver to Shipper at each such Point of Delivery shall not exceed the maximum stated thereon.
     6.3 Addition/Deletion of Point(s) of Receipt or Delivery. Bay Gas and Shipper may add or delete Point(s) of Receipt or Delivery from time to time by mutual agreement evidenced by a signed amendment to Exhibit “A”.
ARTICLE VII
TITLE AND RISK OF LOSS
     7.1 Title. Title to the natural gas stored by Bay Gas and delivered to Shipper hereunder shall, at all times, be in Shipper’s name. Bay Gas makes no warranty of title whatsoever. Shipper warrants for itself, its successors and assigns, that it will have at the time of delivery of gas for storage hereunder good title or valid right to deliver such gas stored hereunder. Shipper warrants for itself, its successors and assigns, that the gas it delivers hereunder shall be free and clear of all liens, encumbrances, or claims whatsoever; and that it will indemnify Bay Gas and save it harmless from all claims, suits, actions, damages, costs and expenses arising directly or indirectly from or with respect to the title to gas tendered to Bay Gas hereunder.
     7.2 No Encumbrance on Stored Gas. Bay Gas covenants that it shall neither cause nor allow any cloud or encumbrance of any nature to arise by, through or under Bay Gas with respect to Shipper’s title to any gas tendered to Bay Gas for storage, and agrees to deliver such gas pursuant to this Agreement free from all liens and adverse claims arising by, through or under Bay Gas, and that it will indemnify, protect, and save Shipper harmless from all claims, suits, actions, damages, costs and expenses arising directly or indirectly from the same.
     7.3 Control and Possession. As between Shipper and Bay Gas: Shipper shall be in control and possession of the gas prior to delivery to Bay Gas for injection at the Point(s) of Receipt and after delivery by Bay Gas to Shipper at the Point(s) of Delivery,

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and shall indemnify and hold Bay Gas harmless from any damage or injury caused thereby except for damages and injuries caused by the sole negligence of Bay Gas; and, Bay Gas shall be in control and possession of the gas after the receipt of the same for injection at the Point(s) of Receipt and until delivery by Bay Gas to Shipper at the Point(s) of Delivery, and shall indemnify and hold Shipper harmless from any damage or injury caused thereby, except for damages and injuries caused by the sole negligence of Shipper. The risk of loss for all gas injected into, stored in and withdrawn from the Storage Facilities shall be and remain with the Party having control and possession of the gas as herein provided.
ARTICLE VIII
TERM
Primary Term; Renewal. Subject to termination in accordance with the provisions of ARTICLE I or ARTICLE II:
(a)	this Contract shall be effective as of its execution, provided that this Contract shall not be an agreement for storage services unless and until the occurrence of the Commencement Date; and

(b)	upon the occurrence of the Commencement Date, this Contract shall continue in full force and effect for a period of ten (10) years (“Primary Term”).
Following the Primary Term this Contract shall continue from year to year unless terminated on the anniversary date of the Commencement Date of any year by either party upon not less than ninety (90) days written notice prior to the anniversary date of such Commencement Date. Following the Primary Term, Shipper shall have a right of first refusal (“ROFR”) to renew the Contract at the then current market rate for a ten-year term. Shipper shall provide written notice to Bay Gas that it will exercise the ROFR not less than one (1) year prior to the end of the Primary Term.)
ARTICLE IX
DEFAULT AND TERMINATION
     9.1 Default and Termination. If either Party hereto shall fail to perform any of the covenants or obligations imposed upon it by virtue of this Contract (except where

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such failure shall be excused under any of the provisions of this Agreement by the other Party’s failure to perform or except where other termination remedies have been established under this Agreement), by the other Parties failure to perform then in such event the other Party may, at its option, terminate this Contract by proceeding as follows: the Party not in default shall cause a written notice to be served upon the Party in default, stating specifically the cause for terminating this Contract and declaring it to be the intention of the Party giving the notice to terminate the same; whereupon, the Party in default shall have thirty (30) days after receipt of the aforesaid notice within which to remedy or remove the cause or causes of default stated in the notice of termination and if, within said period of thirty (30) days, the Party in default does so remedy and remove such cause or causes, and fully indemnifies the Party not in breach, then such notice shall be nullified and this Contract shall continue in full force and effect. In the event the Party in default does not so remedy and remove the cause or causes of default, or does not fully indemnify the Party giving the notice for such Party’s actual damages as a result of such breach within said period of thirty (30) days, then this Contract shall terminate after the expiration of said period and the party not in default shall have the right to seek recovery of its actual damages as provided by law; provided, however, that if such default be remedied but no indemnification therefor has been made due to a bona fide dispute between the Parties as to the amount thereof, then this Contract shall not terminate, but the Party not in default shall have the right to seek recovery of its actual damages as provided by law. Notwithstanding any provision to the contrary in the Statement of Conditions or the General Terms and Conditions, any termination for breach of this Contract shall be carried out strictly in accordance with this section.
     9.2 Prejudice. Any cancellation of this Contract pursuant to the provisions of this Article IX shall be without prejudice to the right of the Party not in default to collect any amounts then due it and without waiver of any other remedy or performance to which the Party not in default may be entitled.
     9.3 Survivability. Upon cancellation or termination of this Contract, Section X, Paragraph D of the General Terms and Conditions attached hereto as Exhibit “B”, which provides each party the right to examine the books, records and charts of the other party, as they relate to this Contract, shall survive for a period of two years from the date of cancellation or termination.
ARTICLE X
RATES
     10.1 Storage Charges. In accordance with the billing procedures described in the General Terms and Conditions, attached as Exhibit “B”, , Shipper shall pay to Bay Gas during the Primary Term of the Contract the following charges:

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(a)	Firm Services Monthly Demand Charge — $0.195 per MMBtu of Shipper’s FMSQ for each month of the Primary Term of the Contract; provided, however, that during the Start-Up Period the Firm Services Monthly Demand Charge shall be $0.165 plus;

(b)	Injection and Withdrawal Charges — $0.01 per MMBtu of gas received by Bay Gas for injection into storage hereunder (excluding gas retained by Bay Gas as fuel) (“Injection Charge”) and $0.01 for each MMBtu of gas delivered by Bay Gas to Shipper hereunder (“Withdrawal Charge”).

(c)	Fuel Charge — Bay Gas shall retain 1.3% of all volumes of gas scheduled by Shipper for injection at the Storage Facilities. The remaining 98.7% shall be applied to computing compliance with the FMSQ and computing the amount of Shipper’s Gas Storage Inventory.
     10.2 Suspension of Payments. In the event that Bay Gas is, due to an event of force majeure as defined in the General Terms and Conditions attached as Exhibit “B” unable to provide storage services, or a portion thereof, under this Contract for a consecutive thirty (30) day period, then the obligation of Shipper to make payment hereunder for such unavailable services, or a portion thereof, shall thereafter be suspended, to the extent of the unavailable services, until such service is again made available hereunder.
ARTICLE XI
TAXES
     11.1 Payment of Taxes. Shipper agrees to pay Bay Gas, by way of reimbursement, within twenty (20) days of receipt of an invoice for same:
(a)	all taxes levied or imposed upon Bay Gas after the date hereof and any increases in existing taxes which may be made effective after the date hereof, with respect to the storage of gas hereunder. Bay Gas agrees to pass through to Shipper in its monthly billings any savings resulting from decreases in existing taxes which may be made effective after the date hereof, with respect to the storage of gas hereunder. In the event that any additional taxes or increases in taxes are imposed and, should Bay Gas elect not to challenge the same, then Shipper shall be subrogated to Bay Gas’ rights to challenge the same. In no event shall Shipper be required to pay any tax in a greater amount than its pro-rata share.

(b)	Shipper shall reimburse Bay Gas for Shipper’s pro-rata portion of all ad valorem taxes, property taxes and/or other similar taxes.

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     11.2 Definition of Taxes. The term “taxes” as used in Section 11.1 shall mean all taxes which are now in existence or which may in the future be levied upon Bay Gas, or its facilities or the storage of gas hereunder (other than, capital stock, income or excess profit taxes, or general franchise taxes imposed on corporations on account of their corporate existence or on their right to do business within the state as a foreign corporation and similar taxes), including, but not limited to, gross receipts tax, street and alley rental tax, licenses, fees and any other taxes, charges or fees of any kind levied, assessed or made by any governmental authority on the act, right or privilege of transporting, handling or delivering gas or using Bay Gas’ Storage Facilities, or any fee in respect to the gas or the storage, transportation or other handling thereof.
ARTICLE XII
NOTICES
     12.1 Notices. Whenever any notice, request, demand, statement, nomination or payment is required or permitted to be given under any provision of this Contract, unless expressly provided otherwise, such shall be in writing, signed by or on behalf of the person giving the same, and shall be deemed to have been given and received upon the actual receipt thereof (including the receipt of a telecopy or facsimile of such notice) at the address of the Parties as follows:
Notices and Contract Matters:

Bay Gas:	Contact
Bay Gas Storage Company, Ltd.	Greg Welch /David Hayden
Post Office Box 1368	Telephone: (251) 450-4749
Mobile, Alabama 36633	Fax: (251) 476-8292

Shipper:	Contact
Tampa Electric Company	John McLelland
P. O. Box 2562	Telephone: (813) 228-4664
Tampa, FL 33601	Fax: (813) 228-4742
Attn: Director, Gas Supply & Transportation

Invoices:

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Bay Gas:	Contact
Bay Gas Storage Company, Ltd.	Greg Welch / David Hayden
Post Office Box 1368	Telephone: (251) 450-4749
Mobile, Alabama 36633	Fax: (251) 476-8292

Shipper:	Contact
Tampa Electric Company	John McLelland
P. O. Box 2562	Telephone: (813) 228-4664
Tampa, FL 33601	Fax: (813) 228-4742
Attn: Director, Gas Supply & Transportation

Delivery Notifications, Nominations:

Bay Gas:	Contact
Bay Gas Storage Company, Ltd.	Greg Welch / Harris Oswalt
Post Office Box 1368	Telephone: (251) 450-4749
Mobile, Alabama 36633	Fax: (251) 476-8292
Nights/Weekends: (334) 476-2120
Fax (334) 450-4758

Shipper:	Contact:
Tampa Electric Company	John McLelland
P. O. Box 2562	Telephone: (813) 228-4664
Tampa, FL 33601	Nights/Weekends: (813)
Fax: (813) 228-4742
     12.2 Confirmation in Writing. Operating communications made by telephone or other mutually agreeable means shall be confirmed in writing or by telecopy within two (2) hours following same if confirmation is requested by either Party. To facilitate such operating communications on a daily basis, lists of names, telephone and telecopy numbers of appropriate operating personnel shall be exchanged by and between Bay Gas and Shipper before commencement of service under this Contract. Such lists shall be updated from time to time.
     12.3 Revisions. Either Party may revise its addresses by giving notice in accordance herewith, designating in such writing the new address of such Party.

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ARTICLE XIII
NOMINATIONS
     13.1 Nominations. Bay Gas shall accept intra-day nominations until 10:00 AM central clock time. Scheduled quantities resulting from such intra-day nominations will be effective at 5:00 PM that day. Such intra-day nominations from firm Shippers will bump any previously scheduled interruptible quantity. After the 10:00 AM deadline, Bay Gas shall continue to accept intra-day nominations until 5:00 PM. Scheduled quantities resulting from such intra-day nominations will be effective at 9:00 PM. Bumping of previously scheduled interruptible quantities is not allowed for such nominations.
     13.2 Availability. Bay Gas will maintain personnel and equipment available to receive and act upon nomination changes and confirmations twenty-four (24) hours per day, seven (7) days a week.
     13.3 Written Confirmations. Written nominations and confirmations of verbal nominations will be made on the nomination form attached hereto as Exhibit “D”.
     13.4 Failure to Receive. In the event that Bay Gas fails to obtain confirmation from Shipper’s transportation service of Shipper’s nomination, Bay Gas shall notify Shipper of such failure as soon as practicable.
ARTICLE XIV
GENERAL TERMS AND CONDITIONS; STATEMENT OF CONDITIONS FOR GAS STORAGE
     The following are hereby incorporated herein and made a part of this Contract as if fully set forth herein: (a) the General Terms and Conditions attached hereto as Exhibit “B” (the “General Terms and Conditions”); and the Statement of Conditions for NGPA Section 311(a)(2) Gas Storage Services attached hereto as Exhibit “C” (the “Statement of Conditions”). In the event of any conflict or inconsistency between the terms hereof and the General Terms and Conditions or the Statement of Conditions, such conflict or inconsistency shall be resolved in favor of the terms hereof (it being the intent of this Agreement that the foregoing language is an exception to the provisions of Article X of the Statement of Conditions).
ARTICLE XV
MISCELLANEOUS

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     15.1 Amendment. Neither this Contract nor any provisions hereof may be amended, changed, modified or supplemented except by an agreement in writing, duly executed by the Parties..
     15.2 Assignment. Either Party may assign its rights, titles or interests hereunder to any individual, bank, trustee, company or corporation (“Lender”) as security for any note, notes, bonds or other obligations or securities of such assignor. In the event of such assignment by Bay Gas, Shipper shall execute an assignment consent substantially in the form as attached hereto as Exhibit “E. Shipper shall provide such financial information to the Lender which is the assignee of Bay Gas as may be reasonably requested by Bay Gas and which may be required under this Agreement. Except as specified in the first sentence of this Article 15.2, no assignment shall be made without the written consent of the other Party hereto, which consent shall not be unreasonably withheld provided however, that any proposed assignee must be credit worthy and be experienced in gas storage service. No assignment provided for hereunder shall in any way operate to enlarge, alter or change any obligation of the other Party hereto nor shall the assignee be relieved of its obligations hereunder without the express written consent of the non-assigning Party.
     15.3 Invalid Provision. In the event one or more of the provisions contained herein shall be held to be invalid, illegal, or unenforceable in any respect as determined by a court of competent jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein, provided that the deletion of such invalid, illegal or unenforceable provision does not materially change the intended nature and risk of the services provided hereunder.
     15.4 Regulatory Approvals. This Contract shall be subject to the approval of any Federal or State regulatory agency with appropriate jurisdiction in accordance with Article 1.2.
     15.5 Creditworthiness. Shipper agrees it shall have a rating on its senior long-term debt of “BBB-” or better as rated by Standard & Poor’s Ratings Group, or an equivalent rating from another nationally recognized credit rating agency. Should Shipper’s rating on its senior long-term debt fall below “BBB-” then Shipper shall provide a payment guarantee from an affiliate with a rating on it’s senior long-term debt of “BBB-” or better as rated by Standard & Poor’s Ratings Group, or an equivalent rating from another nationally recognized credit rating agency, or inaccordance with Section XVI of the General Terms and Conditions, with the exception of subparagraph (c), as attached hereto as Exhibit “B” and made a part hereof, furnish good and sufficient security, which may include an acceptable standby letter of credit, a prepayment deposit or other security as reasonably determined by Company.

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     15.6 Entire Agreement. This Agreement and the exhibits attached hereto contain the entire agreement between the Parties and there are no representations, understandings or agreements, oral or written, between the Parties which are not included herein.
     15.7 Governing Law. As to all matters of construction and interpretation, this Contract shall be interpreted, construed and governed by the laws of the State of Alabama, excluding any conflict of laws rule which would direct the application of the law of another jurisdiction. The Parties agree that if any claim is made by Shipper venue shall be established in Mobile, AL and if any claim is made by Bay Gas venue shall be established in Tampa, FL.
     IN WITNESS WHEREOF, the Parties have executed, or caused to have executed, this Contract in one or more copies or counterparts, each of which shall constitute and be an original of this Contract effective between the Parties as of the date first-above written.

BAY GAS:

WITNESS:	BAY GAS STORAGE COMPANY, LTD.
By MGS Storage Services, Inc., its managing general partner

/s/ Avis B. Beasley	By:	/s/ Greg Welch

	Its:	President

SHIPPER:

WITNESS:	TAMPA ELECTRIC COMPANY

/s/ R. Bruce Christmas	By:	/s/ Charles Black

	Its:	President

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EXHIBIT “A”
TO STORAGE AGREEMENT FTECO-07 (“CONTRACT”) BETWEEN BAY GAS
STORAGE COMPANY, LTD. AND TAMPA ELECTRIC COMPANY

FMDIQ
POINT(S) OF RECEIPT	(MMBtus)
Interconnection between the Storage
Facilities and the pipeline facilities of
FGT in Mobile County, Alabama	30,000
(Interconnect ID: BG- 1002)
Gas may be scheduled for receipt at the Point of Receipt, in quantities up to the maximum quantities indicated for such Point in Article I herein for firm injection, unless otherwise agreed by Bay Gas.

FMDWQ
POINT(S) OF DELIVERY	(MMBtus)
Interconnection between the Storage Facilities and
the pipeline facilities of FGT in Mobile County, Alabama	75,000
(Interconnect ID: BG-1002)
Gas may be scheduled for delivery at the Point of Delivery, in quantities up to the maximum quantities indicated for such Point in Article I herein for firm withdrawal, unless otherwise agreed by Bay Gas.

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EXHIBIT “B”
TO STORAGE AGREEMENT FTECO-07 (“CONTRACT”) BETWEEN BAY GAS
STORAGE COMPANY, LTD. AND TAMPA ELECTRIC COMPANY
GENERAL TERMS AND CONDITIONS
TO
BAY GAS STORAGE COMPANY, LTD.
STORAGE AND TRANSPORTATION SERVICE AGREEMENTS

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GENERAL TERMS AND CONDITIONS
TO
BAY GAS STORAGE COMPANY, LTD.’S (“COMPANY”)
STORAGE AND TRANSPORTATION SERVICE AGREEMENTS

xvii

GENERAL TERMS AND CONDITIONS
SECTION I.
Definitions
A.	The term, “gas”, as used herein, shall mean natural gas as produced in its natural state that meets the quality standards contained in these General Terms and Conditions.

B.	The term, “new taxes”, as used herein, shall mean any tax, license, fee or charge hereafter levied, assessed or made by any governmental authority on the gas itself or on the act, right or privilege of producing, severing, gathering, storing, transporting, handling, selling or delivering gas which is measured by the volume, value, or sales price of the gas.

C.	The term, “cubic foot of gas”, as used herein, for the purpose of measurement of the gas delivered hereunder is the amount of gas necessary to fill a cubic foot of space when the gas is at an absolute pressure of fourteen and seventy-three hundredths (14.73) pounds per square inch and at a base temperature of sixty (60) degrees Fahrenheit.

D.	The term, “BTU”, as used herein, shall mean British Thermal Unit and, where appropriate, the plural thereof, and the term, “MMBtu”, shall mean one million (1,000,000) BTU.

E.	The term, “MCF”, as used herein, shall mean one thousand (1,000) cubic feet of gas.

F.	The term, “day”, as used herein, shall mean a period of twenty-four (24) consecutive hours beginning and ending at 9:00 a.m., Central Clock Time.

G.	The term, “thermally equivalent”, as used herein, shall mean an equal amount of heating value, expressed in BTU and measured under the specifications and conditions contained hereunder.

H.	The term, “month”, as used herein, shall mean a period beginning on, and including, the first (1st) day of the calendar month and extending to but not including the first (1st) day of the following calendar month.

I.	The term, “Storage Service Agreement”, as used herein, shall mean an agreement for the provision by Company of firm or interruptible storage services; and the term, “Transportation Service Agreement”, as used herein, shall mean an agreement for the provision by Company of firm or interruptible transportation services.

J.	The term, “Maximum Daily Injection Quantity”, as used herein, shall mean the maximum volume of gas that Company will accept for injection into storage for Shipper in any one day, as provided for in the Storage Service Agreement.

K.	The term, “Maximum Daily Withdrawal Quantity”, as used herein, shall mean the maximum volume of gas that Company will deliver from storage for Shipper in any one day, as provided for in the Storage Service Agreement.

L.	The term, “Maximum Storage Quantity”, as used herein, shall mean the maximum volume of gas that Company will store for Shipper at any one time, as provided for in the Storage Service Agreement.

M.	The term, “Maximum Daily Transportation Quantity”, as used herein, shall mean the maximum volume of gas that Company will take delivery of, and transport for redelivery, in any one day, as provided for in the Transportation Service Agreement.

N.	The term, “Point(s) of Receipt”, as used herein, shall mean the point at which Shipper delivers to Company certain quantities of gas for injection into storage or for transport to a Point(s) of Delivery.

O.	The term, “Point(s) of Delivery”, as used herein, shall mean the point at which Company delivers to Shipper certain quantities of gas that have been withdrawn from storage or transported from a Point(s) of Receipt.

P.	The term, “processed gas”, as used herein, shall mean natural gas from which gas liquids have been extracted.

Q.	The term, “Unit Rate”, as used herein, shall be defined for interruptible storage service Shippers as follows:

Unit Rate = {[ MDC x IMSQ x (12 or PT if < 12)] + Rev.} / IMSQ)

Where:

“MDC”	equals the Monthly Demand Charge
“IMSQ”	equals the Interruptible Maximum Storage Quantity
“PT”	equals the Primary Term of the Agreement
“REV”	equals all other storage revenues excluding Fuel Charges
assessed for interruptible services for the last 12 billed months

R.	The term, “work day” or “working day”, as used herein, shall mean the days Monday through Friday, inclusive, but excluding any federal holidays.
SECTION II.
Nominations, Balancing and Excess Deliveries
A.	Nominations. Shipper shall furnish to Company a nomination on a form acceptable to Company. All quantities shall be expressed in MMBtu per Day and shall separately state Points of Receipt, Points of Delivery or Points of Redelivery.
1.	Shipper must deliver the nominations to Company by 11:30 A.M. Central Clock Time the working day prior to gas flow. Shipper may submit nominations after such deadline up to 1:00 P.M. Central Clock Time for the upcoming gas day. However, if acceptance of Shipper’s nomination submitted between 11:30 and 1:00 P.M. Central Clock Time would exceed Shipper’s Maximum Daily Injection Quantity or Maximum Daily Withdrawal Quantity or Maximum Storage Quantity or Maximum Daily Transportation Quantity, or would cause interruption of another shipper’s scheduled service, then such nomination will be accepted or rejected by Company at Company’s sole discretion.

2.	Shipper may submit, and Company will accept, nominations after 1:00 P.M. for the upcoming gas day or during the current gas day on a best efforts basis. If acceptance of Shipper’s nomination for service would exceed Shipper’s Maximum Daily Injection Quantity or Maximum Daily Withdrawal Quantity or Maximum Storage Quantity or Maximum Daily Transportation Quantity, or would cause interruption of another shipper’s scheduled service, then such nomination will be accepted or rejected at Company’s sole discretion.

3.	Nominations made in accordance with this Section II A shall not become effective until Company has confirmed the nominated storage receipts (injections) and deliveries (withdrawals), or transportation deliveries and redeliveries, with upstream and downstream parties. Shipper shall designate the appropriate person(s) with authority to confirm nominations and to resolve allocation issues on a 24-hour-basis.

4.	The parties intend that the volumes of gas received or delivered or redelivered will be equal to the confirmed nominations. To the extent that gas quantities actually received or delivered or redelivered may be greater than or less than the confirmed nominations, the parties intend that such variance will be treated in accordance with an Accounting Allocation Agreement entered into between the parties.

5.	Company shall not be obligated, during any hour, to receive or to deliver or to redeliver a total volume of gas in excess of one twenty-fourth (1/24th) of the lesser of (a) Shipper’s aggregate Maximum Daily Injection Quantity or Maximum Daily Withdrawal Quantity, or Maximum Daily Transportation Quantity or (b) Shipper’s accepted nomination volumes. The parties intend that from time to time Shipper and Company may mutually agree to a flow rate above or below a uniform hourly rate.
B.	Balancing. Company will accept for storage injection or deliver for withdrawal, or for transportation delivery and redelivery, on a daily basis, volumes thermally equivalent to volumes nominated and scheduled, less appropriate compressor fuel and lost-and-unaccounted-for gas (collectively called “Company Use”) charges, unless otherwise mutually agreed to in writing. All imbalances between actual and nominated injection volumes or withdrawal volumes, or between delivery volumes and redelivery volumes, shall be treated as imbalance under, and received in accordance with, the Storage or Transportation Service Agreement(s) under which the gas in question is delivered to or from the storage or transportation facilities. Gas delivered to Company for withdrawal or redelivery hereunder on each day shall be at constant uniform rates as practicable throughout such day.
1.	If Shipper is advised by any upstream third party of the need to reduce or suspend deliveries of gas scheduled for delivery to or from storage, or for transportation delivery and redelivery, Shipper shall immediately notify Company orally, and shall confirm such notification in writing, of such reduction or suspension.

2.	Nothing in this Section II B shall limit Company’s right to take action as may be required to adjust injections or withdrawals of gas, including suspending storage services or to adjust deliveries and redeliveries, including suspending transportation services, in order to alleviate conditions that threaten the integrity of its system.

3.	In the absence of an executed Accounting Allocation Agreement between Shipper and Company as described in Section II A. 4, balancing procedures shall be as specified in this Section II B. If an Accounting Allocation Agreement is in effect between Shipper and Company, such Agreement shall take precedence over the provisions specified in this Section II B.

4.	If there is more than one supply source (whether at a single or at multiple Points of Receipt or Delivery) nominated to be received for Storage or Transportation, the nomination will identify how and which supply source(s) should be allocated by means of a Receipt Pre-Determined Allocation (“RPDA”) specified in the nomination. In accounting for the volumes delivered or redelivered by Company, in circumstances where multiple services are provided at any Point of Delivery or Redelivery, the sequence of volumes delivered shall be determined by the Delivery Pre-Determined Allocation (“DPDA”) specified by Shipper in its most recent nomination. The nomination will identify which supply source(s) should be allocated in the event gas is not or cannot be delivered or redelivered as nominated.

5.	To the extent feasible, all volumes received by or delivered to Company at a Point of Receipt or Delivery shall be allocated in accordance with the confirmed nominations for that point. In the event the actual volumes received by Company do not equal the confirmed nominations for that point, any underage or overage will be allocated as follows:
(a)	First, in accordance with the effective RPDAs submitted by Shipper (or Shipper’s suppliers). Shipper agrees that such an allocation is binding on Shipper.
(b)	Then, if there is no effective RPDA, pro rata to the extent applicable based on confirmed nominations, as applicable. Shipper agrees that such an allocation is binding on Shipper.
6.	To the extent feasible, all volumes delivered or redelivered by Company at a Point of Delivery or Redelivery shall be allocated in accordance with the confirmed nominations for that point. In the event the actual volumes delivered by Company do not equal the confirmed nominations for that point, any underage or overage will be allocated as follows:
(a)	First, in accordance with the effective DPDAs submitted by Shipper (or Shipper’s suppliers). Shipper agrees that such an allocation is binding on Shipper.

(b)	Then, if there is no effective DPDA, pro rata to the extent applicable based on confirmed nominations, as applicable. Shipper agrees that such an allocation is binding on Shipper.
7.	Each Shipper shall be responsible for ensuring that its suppliers submit re-Determined Allocations (“PDAs”, which include RPDAs or DPDAs) as provided herein using a form acceptable to Company. Unless otherwise agreed, all PDAs must be submitted to Company via facsimile or other agreed upon electronic means on or before the date the PDA is to be effective. Such PDA shall specify how any underage or overage from the confirmed nominated volumes should be allocated among the entities listed on the PDA. Company shall acknowledge receipt and acceptance of the PDA by returning acknowledgment of the PDA to Shipper via mutually agreeable means. Company acceptance is contingent on Company being able to administer the allocation submitted by the Shipper.
8.	To the extent that actual injections or actual withdrawals, or actual deliveries or actual redeliveries, for each Shipper do not exactly match confirmed nominations for any day, Company will attempt to balance any such differences among Company and the upstream or downstream entities, without impacting Shipper, whenever possible. If an upstream or downstream entity requires a Balancing Agreement for which any fee is required, Shipper agrees to reimburse Company for any incurred expenses.
C.	Storage Balance Reconciliation. To the extent Shipper and Company agree, in writing, that imbalances may be accounted for under the Shipper’s Storage Service Agreement, and to the extent Shipper has sufficient storage capacity, Company will issue a formal storage balance notice to Shipper by the 20th of the month following the injection/withdrawal month (“the Notice Month”), reflecting the effect of Shipper’s storage balance or any imbalance. Shipper understands and agrees to contact or cause to be contacted, the parties that deliver injection volumes to Company, or receive withdrawal volumes from Company, for the Shipper’s account to confirm any imbalance.

Following the termination of the Storage Service Agreement, Shipper shall be required to either (a) transfer title to any volumes of gas in storage to a third party with whom Company has a Storage Service Agreement, with such transfer to be subject to any injection conditions or charges applicable to such third party, or (b) withdraw such volumes from storage within a sixty (60) day balancing period after the determination by Company that any such volumes exist, or within such longer period of time mutually agreed upon by Shipper and Company. Shipper agrees that at the end of the above sixty (60) day balancing period, Company will, for any storage volumes not withdrawn, take title to such gas and such title is to pass automatically without cost to Company.

D.	Excess Deliveries. In the event that Shipper, from time to time, desires to have injected into or withdrawn from storage, or to have transported, quantities of gas in excess of the Maximum Daily Injection Quantity or Maximum Daily Withdrawal Quantity, or Maximum Daily Transportation Quantity, respectively, which company is obligated to accept or deliver or redeliver under storage or transportation arrangements for Shipper on any day under a Storage or Transportation Service Agreement, Shipper may request injection or withdrawal or transportation of such excess gas, and Company in its sole discretion may accept or deliver or redeliver all or any part of such gas subject to the restrictions of these General Terms and Conditions.
SECTION III.
Construction of Facilities
Under no circumstances shall Company be obligated to construct or add facilities to receive or deliver or redeliver gas under a Storage or Transportation Service Agreement, or to increase the capacity of Company’s pipeline system or storage or transportation facilities. Upon Shipper’s written request to evaluate connections of new facilities, Company will prepare and submit to Shipper a construction cost estimate. All new or additional facilities that may be required for the delivery of acceptable gas to Company, or for the delivery or redelivery of gas to the receiving party or parties will be constructed, maintained, owned and operated by Company, except as may otherwise be expressly agreed in writing. The design and installation of all facilities shall be in accordance with the specifications then used by Company for like or similar facilities. Shipper shall bear the cost of all such new connections, unless otherwise mutually agreed.
SECTION IV.
Rate Adjustment
A.	Rates charged for services shall be negotiated between Company and Shipper. Company reserves the right to seek authorization from the Federal Energy Regulatory Commission (“FERC”) or other appropriate agency to increase, decrease or restructure the rates (including market based rates), and Company Use charges in effect at any time as may be found necessary to assure Company’s right to charge and collect fair and equitable rates within the meaning of Section 311 (a)(2) of the Natural Gas Policy Act of 1978 (“NGPA”) and the FERC’s rules and regulations thereunder. Nothing herein contained shall be construed to deny any Shipper any rights which it may have under FERC rules and regulations, including the right to participate fully in rate proceedings by intervention or otherwise to contest changes in rates and Company Use charges in whole or part. In addition to the rates above, Shipper shall pay in advance all applicable state and federal filing, reporting and application fees incurred by Company for providing such services.

B.	Company may at any time provide firm or interruptible storage services at different rates from the market based rates approved by the FERC for Company’s NGPA Section 311(a)(2) services. Nothing herein shall obligate or require, or be construed to obligate or require, Company to offer or continue such different rates.
SECTION V.
Regulatory Requirements
Company’s interstate services shall be in accordance with and subject to the requirements of Section 311(a)(2) of the NGPA and the rules and regulations of the FERC thereunder. Company’s intrastate services shall be in accordance with and subject to the laws, rules and regulations of the State of Alabama.
Company agrees to proceed with reasonable diligence during the term of the Storage or Transportation Service Agreement with the filing for and prosecution of any authorizations as may be required for the storage or transportation of the gas hereunder or the rate(s) charged therefore. Company reserves the right to pursue any necessary regulatory filings with FERC and any other governmental or regulatory body having jurisdiction in such matter as it deems to be in its best interest, including the right to file whatever pleadings and motions it deems desirable. In the event Company has obtained such necessary regulatory authorization, but the terms and conditions are significantly different than those terms originally filed with the regulatory agency, or in the event FERC rejects or modifies Company’s Statement of Conditions for NGPA Section 311(a)(2) Gas Storage and Transportation Services, as same may be amended by Company from time to time, Company shall pursue other reasonable options to continue providing such services or, at Company’s option, shall terminate such services as provided in Section VII, Right to Terminate Services, of Company’s Statement of Conditions.
SECTION VI.
Pressures
Company shall operate its storage facilities at pressures which will accommodate the withdrawal of gas in accordance with Company’s outstanding firm service storage commitments. Company shall operate its transportation facilities at pressures which will accommodate the redelivery of gas in accordance with Company’s outstanding firm service transportation commitments. Shipper shall be obligated to deliver gas for injection or for transportation, at a pressure sufficient for Company to transport such gas to and inject into its storage facility, or to transport such gas for redelivery, recognizing that the amount of such pressure will vary based on the operation of the Company pipeline.

SECTION VII.
Measurement
A.	The gas received for injection or delivered for withdrawal at the storage facilities, or delivered or redelivered at the transportation facilities, shall be measured with meters constructed and installed, and whose computations of volume are made, in accordance with the provisions of ANSI-API 2530-AGA-3, latest revision as adopted by Company.

B.	The temperature of the gas shall be determined by a recording thermometer so installed that it will record the temperature of the gas flowing through the meters. The average of the record to the nearest one degree (1o) Fahrenheit, obtained while gas is being delivered, shall be the applicable flowing gas temperature for the period under consideration. For all measurement of gas required in this Section, the BTU content per cubic foot shall be determined for a cubic foot of gas at a temperature of sixty degrees (60o) Fahrenheit, at an absolute pressure of fourteen and seventy-three hundredths (14.73) pounds per square inch on a dry basis.

C.	The BTU, specific gravity, carbon dioxide, and nitrogen content of the gas shall be determined by the use of an on-line chromatograph or by a chromatographic analysis of the gas obtained by a continuous sample or spot sampling method. The results of any sample taken with an on-line chromatograph shall be applied to the month in which the sample was taken.

D.	Adjustment for the effect of supercompressibility shall be made according to the provisions of the latest version of either NX-19 or AGA Committee Report No. 8, as required by Paragraph A. of this Section and as adopted by Company, for the average conditions of pressure, flowing temperature, and specific gravity at which the gas was measured during the period under consideration and with the proportionate values of carbon dioxide and nitrogen in the gas delivered included in the computation of the applicable supercompressibility factors.

E.	If at any time during the term hereof a new method or technique is developed with respect to gas measurement or the determination of the factors used in such gas measurement, such new method or technique may be substituted for the gas measurement set forth in this Section on the date such method or technique is adopted by Company.

SECTION VIII.
Measuring Equipment and Testing
A.	General. The construction, ownership, operation and maintenance of any measuring equipment necessary to accomplish the storage receipt of gas for injection by Company for the account of Shipper and the delivery of gas withdrawn by Company for the account of Shipper, or the transportation delivery of gas to Company for the account of Shipper and the redelivery of gas by Company for the account of shipper shall be the responsibility of Company. Shipper shall at all reasonable times have access to the premises of Company for inspections, insofar as such premises are connected with any matter or thing covered hereby. The operation of measuring equipment and changing of charts shall be done only by the employees or agents of Company.

B.	Testing and Repair of Equipment.
1.	Company shall keep its own measuring equipment accurate and in repair, making periodic tests to verify the condition of meter tubes, orifice plate, and chart recorder or flow computer. Company agrees to give Shipper(s) seven (7) calendar days notice prior to such tests of the measuring equipment so that, if desired, Shipper(s) may have its representative present. Shipper(s) shall have the right to challenge the accuracy of Company’s equipment, and when challenged, the equipment shall be tested, calibrated and, if required, repaired by Company, the cost of such special test to be borne by Company if the percentage of the inaccuracy is found to be more than two percent (2%), but if the percentage of inaccuracy is found to be two percent (2%) or less, the cost of such special test shall be borne by the Shipper(s). If upon any test the percentage of inaccuracy is found to be in excess of two percent (2%), registrations thereof shall be corrected for a period extending back to the time such inaccuracy occurred, if such time is ascertainable, and if not ascertainable, then back one-half (1/2) of the time elapsed since the last date of calibration. Any measuring equipment found to be measuring inaccurately by one percent (1%) or more shall be adjusted at once to read accurately.

2.	If, for any reason, the meter(s) are out of service or out of repair so that the amount of gas received or delivered cannot be ascertained or computed from the readings thereof, the gas received or delivered during the period such meter(s) are out of service or out of repair shall be estimated and agreed upon by the parties hereto by the use of the first applicable of the following methods:

(a)	By comparative utilization of any like check measuring equipment if such check measuring equipment can be proven and verified to be measuring accurately; or

(b)	By computing the error if the percentage of error is ascertainable by calibration, test or mathematical calculation; or

(c)	By estimating the quantity received or delivered by reference to actual receipts or deliveries during preceding periods under similar conditions when Company’s measuring equipment was registering accurately.
C.	Inspection of Charts and Records. The charts and records from the measuring equipment shall remain the property of Company and shall be kept on file for a period of time not less than two (2) years from the end of the calendar year in which the charts and records were generated or prepared. At any time within such period, upon written request by Shipper, records or charts from the measuring equipment, together with calculations therefrom, will be submitted for Shipper’s inspection and verification subject to return to Company within thirty (30) days from receipt thereof. All inquiries regarding this Section VIII, including but not limited to, measurement charts, records or audits of charts and records, shall be directed to Company.
SECTION IX.
Quality
     The gas delivered by either party to the other hereunder shall meet or exceed the quality specifications of the transporting pipeline which receives or delivers such gas to the other party hereunder.
SECTION X.
Billing, Accounting, Taxes and Reports
A.	Billings and Payments.
1.	For the purpose of billing and accounting for the gas delivered hereunder, the day shall begin at 9:00 a.m. Central Clock Time and extend to 9:00 a.m. the following day, and the month (hereinafter called “billing month”) shall begin at 9:00 a.m. Central Clock Time on the first (1st) day of the calendar month and extend to 9:00 a.m. on the first (1st) day of the following calendar month.
2.	Company shall render to its Shippers, by mail or facsimile, on or before the first (1st) day of each month an invoice setting forth the demand charges as applicable. Within ten (10) days from the date of the invoice, Shipper agrees to make payment to Company by wire transfer to the AmSouth Bank of Alabama, crediting Company’s account number 83794638 for such firm demand charges for the account of Shipper at the Delivery Point(s) during the current month.

3.	On or before the fifteenth (15th) day of each calendar month, Company shall render or cause to be rendered, by mail or facsimile, to all Shippers an invoice of the amount due for the preceding month setting forth the total quantity of gas (1) received by Company from Shipper for injection into the storage facilities, or delivered by shipper to Company for transportation; (2) delivered by Company to Shipper for withdrawal from the storage facilities, or redelivered by Company to Shipper after transportation; (3) gas balance at the beginning and end of the injection/withdrawal, or transportation, month and (4) the rates and charges for storage or transportation services hereunder during such billing month. Billings for volumes transported shall be determined on a dry basis.

4.	Within ten (10) days from the date of the fifteenth (15th) day invoice, Shipper shall pay Company the amount due for all gas injected, withdrawn or stored, or transported, by Company for the account of Shipper during the injection/withdrawal, or transportation, month. Payments to Company shall be made either by wire transfer to the AmSouth Bank of Alabama, crediting Company’s account number 83794638, or by check such that funds are available to Company on or before the tenth (10th) day after the date of the invoice. If rendering of an invoice by Company is delayed after the fifteenth day of the month, then the time of payment shall be extended accordingly unless Shipper is responsible for such delay.
B.	Late Payment. In the event Shipper shall fail to pay any amount due Company when the same is due, Company shall have the option of accruing interest at a varying rate per annum (based on a year of 365 or 366 days, as the case may be) which shall be one hundred fifteen percent (115%) of the prime rate charged by the AmSouth Bank of Alabama to its largest and most creditworthy commercial borrowers on ninety (90) day commercial loans (but in no event greater than the maximum rate of interest permitted by law) with adjustments in such rate, for any period during which the same shall be overdue, such interest to be paid when the amount past due is paid. Shipper shall not be required to pay interest on any amount billed which is in good faith disputed in writing by

Shipper and is ultimately determined to be in error; provided, however, interest shall be due if such amount billed is found not to be in error. If a portion of an invoice is disputed, Shipper shall pay when due the portion of the invoice not in dispute. If such failure to pay continues for thirty (30) days after the payment due date, Company may suspend deliveries of gas, subject to Company providing forty-eight (48) hours written notice, during normal working hours, of such intention to suspend deliveries; provided, however, that if Shipper, in good faith, disputes the amount of any such bill or part thereof and pays to Company such amounts as Shipper concedes to be correct, conditioned upon the payment of any amounts ultimately found due upon such bills after a final determination, then Company shall not be entitled to suspend further delivery due to failure to pay such bills. In the event Shipper’s financial position significantly deteriorates from that on the execution date of the Storage or Transportation Service Agreement, advance cash payments or acceptable security (including but not limited to an irrevocable letter of credit from a financial institution in an amount acceptable to Company) shall be given by Shipper upon demand of Company. Company may, without waiving any other rights or remedies it may have, withhold further delivery until such payment is received. In the event Company pursues collection on late payment, Shipper shall be liable for all expenses and costs, including court costs and attorneys’ fees, incurred as a result of such failure to pay on time.
C.	Tax Reimbursement. Shipper agrees to reimburse Company for all new taxes (federal, state, local or other) that may be levied upon or paid by Company, with respect to the services performed hereunder.

D.	Examination of Books, Records and Charts. Each party shall have the right during reasonable working hours to examine the books, records and charts of the other party to the extent necessary to verify the accuracy of any statement, payment calculations or determinations made pursuant to the provisions contained herein. If any such examination shall reveal, or if either party shall discover, any error in its own or the other party’s statements, payment calculations or determinations, then proper adjustment and correction thereof shall be made as promptly as practicable thereafter. The accuracy of any statement, payment calculations or determinations made pursuant to the provisions contained herein shall be conclusively presumed to be correct after two (2) years from the end of the calendar year in which the charts and records were generated or prepared if not challenged in writing prior thereto.

SECTION XI.
Possession and Non-Odorization of Gas
     As between Shipper and Company, Shipper shall be in exclusive control and possession of the gas deliverable and responsible for any damage or injury caused thereby until the same shall have been received by Company for injection at the storage facilities, or until delivered at the transportation facilities, and after delivery of the gas for the account of Shipper for withdrawal at the storage facilities, or after redelivery for the account of Shipper at the transportation facilities. After delivery of gas for injection or transportation by Shipper to Company, and until delivery by Company to Shipper or Shipper’s designee upon withdrawal or until redelivery after transportation, Company shall be in exclusive control and possession thereof and responsible for any injury or damage caused thereby. Neither Company nor Shipper assumes any obligation to odorize any gas delivered to the other.
SECTION XII.
Warranty
     Shipper warrants that it will have and maintain good and marketable title or the right to deliver for a third party owning good and marketable title all gas tendered for injection, storage and withdrawal under a Storage Service Agreement, and all gas delivered for transportation under a Transportation Service Agreement, and that such gas shall be free and clear of all liens and adverse claims; and each party agrees, with respect to the gas delivered by it, to indemnify the other against all suits, actions, debts, accounts, damages, costs (including attorney’s fees), losses and expenses arising from or out of any adverse claims of any and all persons to or against said gas.
SECTION XIII.
Government Regulations
A.	All of the provisions of any Storage or Transportation Service Agreement are hereby expressly made subject to all present and future applicable federal or state laws, orders, rules and regulations of governmental authorities having jurisdiction. Except as otherwise provided herein, in the event any provision of a Storage or Transportation Service Agreement or of these General Terms and Conditions is found to be inconsistent with or contrary to any such law, order, rule or regulation, the latter shall be deemed to control, and the Storage or Transportation Service Agreement and these General Terms and Conditions, to the extent possible, shall be regarded as modified accordingly and as so modified shall continue in full force and effect.
B.	The parties hereto recognize that a Storage or Transportation Service Agreement has been entered into by Company in the good faith understanding that all acts, obligations and services performed by Company hereunder, and the charges therefore, are exempt from the regulation of FERC or any successor federal governmental authority, except as presently provided by Section 311(a)(2) of the NGPA and FERC’s relevant regulations thereunder. Company reserves the right to terminate a Storage or Transportation Service Agreement immediately if, in the opinion of counsel for Company, any act shall occur or be seriously threatened which is in any way inconsistent with such understanding.

C.	Equal Employment Opportunity. Company and Shipper agree to comply with any and all applicable executive orders and acts pertaining to equal employment opportunity.
SECTION XIV.
Force Majeure
A.	In the event of either party being rendered unable, wholly or in part, by reason of force majeure to carry out its obligations under any Storage or Transportation Service Agreement (other than the obligation to make payment of amounts due hereunder), it is agreed that such party shall give notice and reasonably full particulars of such force majeure, in writing or by facsimile, to the other party within a reasonable time after the occurrence of the cause relied on, and the obligations of the party giving such notice, so far as they are affected by such force majeure, shall be suspended during the continuance of any inability so caused, but for no longer period, and such cause shall, so far as possible, be remedied with all reasonable dispatch.

B.	The term, “force majeure,” as employed herein shall mean acts of God; strikes, lockouts, or other industrial disturbances; conditions arising from a change in governmental laws, orders, rules or regulations; acts of public enemy; wars; blockades; insurrections; riots; epidemics; landslides; lightning; earthquakes; fires; storms; floods; washouts; arrests and restraints of governments and people; civil disturbances; explosions; breakage or accident to machinery or lines of pipe; the necessity for making repairs, tests or alterations to machinery or lines of pipe; freezing of wells or lines of pipe; partial or entire failure of wells, processing or gasification and gas manufacturing facilities; and any other causes, whether of the kind herein enumerated or otherwise, not within the control of the party claiming suspension, and which by the exercise of due diligence, such party is unable to prevent or overcome. Such term shall likewise include: (a) those instances where either Company or Shipper is required to obtain servitudes, rights-of-way, grants, permits or licenses to enable such party to fulfill its obligations under a Storage or Transportation Service Agreement; the inability of such party in acquiring, at reasonable costs, and after the exercise of reasonable diligence, such servitudes, rights-of-way, grants, permits or licenses, and (b) those instances where either Company or Shipper is required to furnish materials and supplies for the purpose of constructing or maintaining facilities or is required to secure permits or permissions from any governmental agency to enable such party to fulfill its obligations under a Storage or Transportation Service Agreement; the inability of such party to acquire, or the delays on the part of such party in acquiring, at reasonable costs, and after the exercise of reasonable diligence, such materials and supplies, permits and permissions. Force majeure shall not include failure of gas supply due to pricing considerations
C.	It is understood and agreed that the settlement of strikes or lockouts shall be entirely within the discretion of the party having the difficulty, and that the above requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of the opposing party when such course is inadvisable in the discretion of the party having the difficulty.
SECTION XV.
Notices
     Except as herein otherwise provided, any communication, notice, request, demand, statement or bill provided for in a Storage or Transportation Service Agreement which any party may desire to give to any other party shall be made in writing and mailed by first class mail to the post office address of the party intended to receive the same, as the case may be, at the addresses each respective party shall designate in the Storage or Transportation Service Agreement or change by subsequent formal written notice to the other. Routine communications, including monthly statements and payments, may be mailed by either certified or ordinary first class mail.
SECTION XVI.
Creditworthiness
     Company shall not be required to commence service or, subject to the following timing provisions, to continue to provide service under a Storage or Transportation

Service Agreement with any Shipper, that (a) is or has become insolvent; (b) has applied for bankruptcy under Chapter 11 of the Bankruptcy Code, or which is subject to similar proceedings under state or federal law; or no longer meets the credit worthiness standards specified in Section 15.5 of the Agreement or (c) when requested by Company to demonstrate creditworthiness, fails to do so in Company’s reasonable judgment, in light of previous payment experience and the prudent credit analysis of information available; provided, however, that any such Shipper that is receiving service shall continue to receive service for a period of fifteen (15) days after written notice by Company of any such circumstance, and shall continue thereafter to receive service if, within such fifteen (15) day notice period, such Shipper (a) deposits with Company and maintains, on account, an amount which would be due for three (3) months service at the full Maximum Daily Withdrawal Quantity, or the full Maximum Daily Transportation Quantity, including an amount of the current gas imbalance plus, an amount equal to the three (3) highest cashout payments, if any, incurred during the previous twelve months, or (b) furnishes good and sufficient security, which may include an acceptable standby letter of credit, or monthly prepayment agreement or other security as reasonably determined by Company, of a continuing nature and in an amount equal to such amounts which would be due for service. If such payment on account or payment security is not received within such fifteen (15) day notice period, Company may, without waiving any rights or remedies it may have, suspend further service for a period of ten (10) days. If such payment on account or a payment security is not received within such ten (10) day suspension period, then Company shall no longer be obligated to continue to provide service to such Shipper. Further, if such payment on account or a payment security is not received within sixty (60) days after the end of such suspension period, Company may terminate its obligations to provide service under all agreements between Shipper and Company, which termination shall not affect any of Company’s claims or remedies it may have under any Storage or Transportation Service Agreement.
SECTION XVII.
Miscellaneous
A.	Headings and Subheadings. The headings and subheadings contained in the Storage or Transportation Service Agreement are used solely for convenience and do not constitute a part of the Storage or Transportation Service Agreement between the parties hereto, nor should they be used to aid in any manner in construing the Storage or Transportation Service Agreement.

B.	Successors and Assigns. The Storage or Transportation Service Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, but no assignment shall relieve any party of its obligations hereunder unless such party is expressly released in writing from said obligations by the party to which it is obligated.

C.	Entire Agreement. The Storage or Transportation Service Agreement, the Statement of Conditions for NGPA Section 311(a)(2) for Gas Storage and Transportation Services, and these General Terms and Conditions constitute the entire agreement of the parties hereto as to the matters contained herein, and there are no oral promises, agreements or warranties affecting same.

D.	Non-Waiver. The waiver of any default or right to require performance under a Storage or Transportation Service Agreement shall not operate as a waiver of any future default or right to require performance, whether of like or different character or nature.

E.	Jurisdiction and Venue. The parties agree that a Storage or Transportation Service Agreement shall be governed by and construed in accordance with the laws of the State of Alabama, excluding any conflicts of law, rule or principle that might refer such construction to the laws of another state and that venue shall be in the State of Alabama for services performed in Alabama, with respect to any cause of action brought under or with respect to a Storage or Transportation Service Agreement.

F.	Confidentiality. The terms of any Storage or Transportation Service Agreement shall be kept confidential by the parties except to the extent that any information must be disclosed to a third party as required by law, for either party’s financial needs or for the purpose of effectuating any Storage or Transportation Service Agreement.

EXHIBIT “C”
TO STORAGE AGREEMENT FTECO-07 (“CONTRACT”) BETWEEN
BAY GAS STORAGE COMPANY, LTD. AND TAMPA ELECTRIC COMPANY

BAY GAS STORAGE COMPANY, LTD.
AMENDED STATEMENT OF CONDITIONS FOR
NGPA SECTION 311 (a)(2)
GAS STORAGE AND TRANSPORTATION SERVICES
Dated December 22, 1998

BAY GAS STORAGE COMPANY, LTD.
STATEMENT OF CONDITIONS FOR
NGPA SECTION 311 (a)(2)
GAS STORAGE AND TRANSPORTATION SERVICES
Dated December 22, 1998
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BAY GAS STORAGE COMPANY’S
STATEMENT OF CONDITIONS FOR
NGPA SECTION 311 (a)(2)
GAS STORAGE AND TRANSPORTATION SERVICES
Dated December 22, 1998.
     Bay Gas Storage Company, Ltd. (“Bay Gas”), a natural gas storage public utility that qualifies as an intrastate pipeline company providing services within the meaning of Natural Gas Policy Act of 1978 (“NGPA”) Section 2 (16) and Section 284.1 (a) of the Federal Energy Regulatory Commission’s (“Commission”) regulations, files this amended Statement of Conditions For NGPA Section 311 (a)(2) Gas Storage and Transportation Services, pursuant to the Commission’s regulations. 18 C.F.R. § 284.123 (e). Firm and interruptible gas storage and transportation-only services, on terms and conditions authorized by the Commission and accepted by Bay Gas, shall be provided by Bay Gas pursuant to NGPA Section 311 (a)(2), 15 U.S.C. §3371 (a)(2), and the Commission’s implementing Orders, Rules and Regulations, to qualified Shippers that comply with the conditions set forth in this Statement and with the terms and conditions contained in Bay Gas’ Storage or Transportation Service Agreement executed with Shipper.
I.
BAY GAS’ BASIC STATUS AND FUNCTION
     Bay Gas is a gas storage public utility, certificated by the Alabama Public Service Commission and subject to regulation by that Commission, which qualifies as an intrastate pipeline company providing storage and transportation services within the meaning of NGPA Section 2 (16) and Section 284.1 (a) of this Commission’s regulations. Any such NGPA Section 311 (a)(2) services that Bay Gas provides will be consistent with, and shall not infringe on, Bay Gas’ status and function as a non-Federal-jurisdictional intrastate pipeline, and shall not subject Bay Gas to this Commission’s Natural Gas Act jurisdiction. 18 C.F.R. § 284.3.
II.
QUALIFIED SHIPPERS
     Besides other conditions contained in this Statement, Bay Gas’ services are available only to a Shipper that enters into a Service Agreement mutually acceptable to Bay Gas and Shipper. All transactions for storage or transportation of gas that has flowed, or will flow, in interstate commerce must qualify under NGPA Section 311 (a)(2)

and 18 C.F.R. Part 284 of Subchapter I. If, in the opinion of Bay Gas’ counsel, such qualified status of Shipper or its proposed transaction is in doubt, then Shipper must apply for and receive a final, non-appealable ruling from this Commission, or successor agency thereto, affirming such qualifying status of Shipper and its proposed transaction, prior to commencement of services by Bay Gas.
III.
CAPACITY AVAILABILITY, SCHEDULING AND ALLOCATIONS AND CURTAILMENTS
A.	Capacity Availability
1.	Storage service shall be conditioned on availability of sufficient injection rate capacity, field storage capacity and withdrawal rate capacity (collectively called “Capacity,” and including pipeline transportation service capacity) to perform the service in accordance with the terms and conditions set forth in this Statement of Conditions without detriment or disadvantage to services by or for the account of Bay Gas. Transportation service shall be conditioned on availability of sufficient Capacity to perform the service in accordance with the terms and conditions set forth in this Statement of Conditions without detriment or disadvantage to services by or for the account of Bay Gas. Bay Gas reserves all rights to retain sufficient Capacity for its intrastate, non-Federal-jurisdictional firm and interruptible services and for its operational swings attributable to firm and interruptible storage services prior to making Capacity available by contract to NGPA Section 311 (a)(2) Shippers. Once Capacity is made available to NGPA Section 311 (a)(2) Shippers, such Capacity shall be scheduled, allocated or curtailed only as set forth in Sections III. B and C here.

2.	Storage service availability further shall be conditioned on Bay Gas receiving an acceptable market value, in Bay Gas’ sole judgment, for such storage services, determined when a request for storage service is received. Bay Gas reserves all rights to refuse a request for storage service that, in Bay Gas’ sole judgment, might provide less than market value. Apart from such Bay Gas judgment as to market value, Bay Gas’ judgment shall be exercised on a non-discriminatory basis.

3.	Criteria applied to requests for NGPA Section 311 (a)(2) services shall be the same as criteria applied to requests for intrastate, non-Federal-jurisdictional services.

4.	Shipper shall be responsible for making all arrangements for its

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transportation of gas to be injected into or withdrawn from storage through Bay Gas’ storage services. Bay Gas reserves all rights to refuse storage service for any otherwise qualified Shipper if Bay Gas determines that such storage would be detrimental to Bay Gas’ storage operations in any way, including, without limitation, Bay Gas’ storage compression and affected processing operations.
B.	Scheduling and Allocations
     Bay Gas shall schedule contracted services according to these principles:
1.	Nomination deadlines shall be as prescribed in Bay Gas’ General Terms and Conditions.

2.	Bay Gas will be under no obligation to schedule the injection of gas into storage or the withdrawal of gas from storage until Bay Gas has confirmed the availability of Shipper’s transportation service to or from Bay Gas’ storage services for the gas concerned. Subject to the foregoing subsection “1.” and this subsection “2.”, firm storage and transportation services shall be scheduled before interruptible services in all instances, regardless of the relative service rates to be paid.

3.	In-field transfer of title (transfer of gas balances in the storage field between storage service agreements) may be made only with Bay Gas’ approval.

4.	Interruptible storage service Shippers paying a higher Unit Rate, as defined in Bay Gas’ General Terms and Conditions, shall be scheduled ahead of interruptible storage service Shippers paying a lower Unit Rate. If, because of changes in available Capacity at any time, Bay Gas is required to reschedule interruptible Shippers that are injecting, storing or withdrawing gas and are paying the same Unit Rate, then the Capacity shall be rescheduled pro rata based on applicable contract quantities for said Shippers.

5.	Bay Gas reserves the right to interrupt service to an interruptible Shipper injecting, storing or withdrawing gas, in order to enable Bay Gas to provide service to another, bumping, interruptible Shipper injecting, storing or withdrawing gas, if such Shipper is paying a higher Unit Rate to Bay Gas.

6.	All overrun volumes in excess of a storage service Shipper’s contract quantities nominated for delivery by Shipper shall be scheduled according to the above subsections “4.” and “5.” only after all other storage service Shippers’ nominated volumes equal to or less than each Shippers’

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Maximum Daily Injection Quantity or Maximum Daily Withdrawal Quantity are scheduled.

7.	Bay Gas may reschedule Capacity on a daily basis, or on such other periodic basis as is necessary for Bay Gas to recognize the priority of new storage or transportation service Shippers or any changes in the priorities of existing such Shippers, and to conform to its storage system operational requirements. Such priorities or changes will include, but will not be limited to, those instances involving a storage service Shipper paying a higher Unit Rate for interruptible service and firm storage service Shippers changing volumes within their Maximum Daily Injection Quantity or Maximum Daily Withdrawal Quantity. However, such changes in scheduling shall not at any time bump any existing firm Shipper.
C.	Curtailments
1.	General. If curtailment of storage or transportation service is required, volumes shall be curtailed in the reverse order of the priority in effect at the time of curtailment established during scheduling as set forth in Section “III. B” above. Intrastate, non-Federal-jurisdictional firm and interruptible services shall be curtailed in a manner determined solely by Bay Gas, but in no event shall such curtailments have a different priority than similar types of services for NGPA Section 311 (a)(2) Shippers.

2.	Reduction of Services. Without limitation to the foregoing, Bay Gas shall have the right to reduce receipts, deliveries, injections or withdrawals of gas on any day below a storage service Shipper’s Maximum Daily Injection Quantity or Maximum Daily Withdrawal Quantity, or below the storage rights applicable, for repair, overhaul, replacement or construction of pipelines, compressors, metering, regulating or other production, gathering and transmission facilities and equipment, or to maintain system integrity; provided, however, that with respect to routine repair and maintenance, Bay Gas will implement restrictions for scheduling purposes only, not for curtailment, and will attempt to schedule such activity during a period when it will not result in limitation of firm service or when such limitation will be minimized, and after consulting with the Shippers that could be affected.

3.	Notice of Curtailment. For shippers under all firm services, Bay Gas shall provide notice of any curtailment as far in advance as feasible. Services reserved by Bay Gas for system operations shall be curtailed last, in consideration of the need to preserve system integrity. If capacity is curtailed and two or more firm Shippers have the same priority according to this Section “III. C”, firm Shippers shall be allocated their pro rata share

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of capacity based on their Maximum Daily Injection Quantity or Maximum Daily Withdrawal Quantity or Maximum Daily Transportation Quantity, as allocated pro rata among those firm Shippers with unsatisfied nominations. All non-firm Shippers shall be allocated their pro rata applicable. If firm Shippers nominate fewer than their respective curtailment period entitlements, the difference shall be share of Capacity based on their nominations in effect at the time of the curtailment.

4.	Limitation of Firm Services. While firm services are not ordinarily interrupted by nominations for firm service within Shipper’s Maximum Daily Injection Quantity or Maximum Daily Withdrawal Quantity or Maximum Daily Transportation Quantity, Bay Gas may decline to schedule firm service for any of the following reasons:
(a)	if Shipper tenders gas which does not conform to applicable pressure requirements of the Storage or Transportation Service Agreement

(b)	if Shipper tenders gas which does not conform to the gas quality requirements of both the upstream and downstream entities’ gas quality requirements

(c)	for reasons of force majeure

(d)	due to routine repair and maintenance to be reasonably determined by Bay Gas

(e)	due to delinquency in payment by Shipper

(f)	to rectify imbalances or to conform physical flows to nominations

(g)	to maintain system integrity, or

(h)	if there is a dispute over title, ownership or right to tender, receive or deliver gas.
IV.
MINIMUM STORAGE SERVICE VOLUME
     Bay Gas shall not be obligated to furnish storage service to any Shipper whose average daily gas volume tendered for storage in a given month is less than 100 MMBtu per day. Such storage Shipper’s obligation to tender gas for delivery shall be suspended and modified for the time and to the extent that Bay Gas does not accept

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deliveries due to Shipper’s inability to deliver such minimum average daily volume. If the amount of gas subsequently tendered for delivery once again is less than such minimum average daily volume, Bay Gas shall have the right to cancel the Storage Service Agreement at any time on thirty (30) days written notice to Shipper. Bay Gas shall be deemed released from all obligations and liabilities, direct or indirect, under such Storage Service Agreement on the effective date of such a cancellation.
V.
RECEIPT AND DELIVERY
     Bay Gas shall have sole operational control over the injection of gas into, the retention of gas within, and the withdrawal of gas from, Bay Gas’ system storage facilities. A Shipper seeking to direct gas into storage shall nominate “Storage” as the Point of Delivery on Bay Gas’ system and shall identify the number of the Storage Service Agreement to be used for the receipt of such gas into storage. A Shipper seeking to withdraw gas from storage shall nominate “Storage” as the Point of Redelivery from Bay Gas’ system and shall identify the number of the Storage Service Agreement under which the gas is to be withdrawn from storage. Bay Gas shall have sole operational control over the transportation of gas on Bay Gas’ system from the Point of Delivery to the Point of Redelivery. For transportation service, “Delivery” shall mean the act of causing gas to be transported to the Points of Delivery, and “Redelivery” shall mean the transportation of gas from the Points of Delivery to the Points of Redelivery.
VI.
GENERAL TERMS AND CONDITIONS
FOR GAS STORAGE AND TRANSPORTATION
     Amended General Terms and Conditions to Bay Gas Storage Company, Ltd.’s Storage and Transportation Service Agreements, dated December 22, 1998, are incorporated by reference as part of this Statement of Conditions. Shipper’s failure to comply with the provisions in Section II, Nominations, Balancing And Excess Deliveries, of such General Terms and Conditions shall relieve Bay Gas of its obligation to perform services, and, if such failure to comply unreasonably interferes, in Bay Gas’ judgment, with Bay Gas’ control over its system facilities, then Bay Gas may, at its option, cease services and terminate any related Service Agreements or other agreements, without limitation of Bay Gas’ rights or remedies at law or in equity.

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VII.
RIGHT TO TERMINATE SERVICES
     Bay Gas reserves the right to discontinue, on a non-discriminatory basis, all services that subject Bay Gas to the non-discriminatory access requirements of 18 C.F.R. Part 284, and any subsequent Commission Orders, Rules or Regulations applicable to such services. Bay Gas may cancel the affected Service Agreements at any time on ninety (90) days prior written notice to Shippers if Bay Gas has no other reasonable options available that will allow the continuation of such Service Agreements. Bay Gas shall be relieved of all obligations and liabilities on the effective date of such notice of discontinuance and cancellation. Bay Gas additionally reserves the right to terminate any interruptible Service Agreement if the Shipper either has not executed the Service Agreement within thirty (30) days of receiving such Agreement, or has failed to nominate service under such Agreement within one (1) year after execution of the Agreement.
VIII.
COMPLIANCE WITH LAW AND SURVIVABILITY
     If any part of this Statement of Conditions conflicts with, or violates, any Commission or other Judicial, Governmental or Regulatory Body’s Orders, Rules or Regulations, such part shall be deemed void, but shall not affect the remaining provisions of this Statement. Bay Gas shall not be liable to any party with a Service Agreement subject to this Statement that loses priority status or any other rights enumerated in this Statement because of the issuance by the Commission or other Judicial, Governmental or Regulatory Body of any Orders, Rules or Regulations affecting this Statement of Conditions.
IX.
CHANGES TO THIS STATEMENT OF CONDITIONS
     Bay Gas reserves the right to add to, delete or modify the conditions in this Statement without prior notice.
X.
AUTHORITY OF STATEMENT OF CONDITIONS
     This Statement of Conditions, and the incorporated General Terms and Conditions (see Section “VI.” above) take precedence over conflicting language in any of Bay Gas’ Service Agreements or amendments thereto, unless such language

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specifically states that it is an exception to this Statement, and then only to the extent of such stated exception.

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EXHIBIT “D”
TO STORAGE AGREEMENT FTECO-07 (“CONTRACT”) BETWEEN BAY GAS
STORAGE COMPANY, LTD. AND TAMPA ELECTRIC COMPANY
NOMINATION FORM

Nomination To:	Bay Gas Storage

Nomination From:	TAMPA ELECTRIC COMPANY

Daily
Nom	Start	End	Volume	Delivery	Delivery	Upstream
Type	Date	Date	(MMBtu)	Pipe	Point	Contract
Inject
DAILY
TOTAL:

Daily
Nom	Start	End	Volume	Delivery	Delivery	Upstream
Type	Date	Date	(MMBtu)	Pipe	Point	Contract
Withdrawal
DAILY
TOTAL:

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EXHIBIT “E”
TO STORAGE AGREEMENT FRECO-07 (“CONTRACT”) BETWEEN BAY GAS STORAGE
COMPANY, LTD. AND TAMPA ELECTRIC COMPANY
FORM of ASSIGNMENT CONSENT
___, 2005
Bay Gas Storage Company, Ltd.
2828 Dauphin Street
Mobile, Alabama 36606
Attention: Chief Financial Officer
Regions Bank, as Trustee
106 St. Francis Street
Mobile, Alabama 36602
Attention: Corporate Trust Department
Ladies and Gentlemen:
     Reference is made to that certain Storage Service Agreement made as of                     , 2005 (the “Subject Agreement”) between Bay Gas Storage Company, Ltd. (the “Company”) and Tampa Electric Company (the “Customer”). Under the Subject Agreement, the Company has agreed to provide natural gas storage services in accordance with the terms and conditions of said Agreement. At the request of the Company, the Customer has been asked to enter into this Assignment Consent.
     The Customer hereby (i) acknowledges that the Company has granted a security interest in and assigned, as a collateral assignment, all its right, title and interest in, to and under the Subject Agreement to Regions Bank (the “Trustee”), as trustee for the benefit of the holders of certain Senior Secured Notes of one or more series (the “Notes”) of the Company issued pursuant to a Trust Indenture and Security Agreement, dated as of December 1, 2000 (the “Indenture”), between the Company, as debtor, and the Trustee, as secured party, which Indenture will secure the Notes, and (ii) consents to such grant and assignment.
     In addition, the Customer acknowledges that, (i) upon the occurrence of an Event of Default under the Indenture, the Trustee may elect by written notice delivered to the Customer to require that any and all sums payable from time to time by the Customer to the Company under the Subject Agreement be paid to an account as directed by the Trustee, (ii) the Indenture provides that the Trustee, as secured party, shall have the right, upon the occurrence of an Event of Default under the Indenture, to collect amounts payable under the Subject Agreement and to take actions to enforce collection of payments thereunder as fully as could the Company, and (iii) the Indenture restricts waivers, modifications or amendments by the Company with respect to the Subject Agreement, as well as any subsequent assignment by the Company of any sums payable thereto or rights thereof under the Subject

Agreement to any party other than the Trustee without the prior written consent of the Trustee so long as any Notes remain outstanding thereunder.
     The Customer hereby confirms and agrees that:
(i)	The Subject Agreement has not been amended, modified or altered and is in full force and effect and neither the Customer nor, to the Customer’s best knowledge, the Company is in default thereunder;

(ii)	The Customer will not assign any of its obligations under the Subject Agreement to any entity unless it shall deliver to the Trustee a certificate from the Customer certifying that the long term senior debt of the assignee is rated “BBB-“ or better by Standard and Poor’s or an equivalent investment-grade or better rating by another nationally recognized credit rating agency; and

(iii)	The Customer will provide such financial information to the Trustee as may from time to time be reasonably requested by the Company.
     The assignments referred to herein shall not be deemed to relieve the Company from any of its obligations under the Subject Agreement. The parties hereto agree that this Consent may be executed in counterparts.
     This Consent and all undertakings herein contained shall be binding upon and inure to the benefit of the Trustee and all holders of the Notes from time to time and their respective successors and assigns.
     This Consent shall be governed by and construed in accordance with Alabama law, without reference to its conflicts of laws principles.
     All modifications to the undertakings provided in this Consent shall be effective only if the same shall be in writing and signed by all parties hereto.
     The parties hereto agree that all notices and communications to be sent pursuant to this Assignment Consent, shall in each case be sent (in the manner provided for notices in the Subject Agreement) to (i) the Trustee at the following address (or as the Trustee shall otherwise direct in writing):
Regions Bank, as Trustee
106 St. Francis Street
Mobile, Alabama 36602
Attention: Corporate Trust Department
and (ii) to the Customer at the following address (or as the Customer shall otherwise direct in writing):
Tampa Electric Company
P.O. Box 111
Tampa, FL 33601
Attention: Director, Gas Supply

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     The parties hereto, acting through their duly authorized representatives, have executed this Consent as of the date first aforesaid.

TAMPA ELECTRIC COMPANY

By

Its

     The undersigned, Bay Gas Storage Company, Ltd., hereby acknowledges the execution and delivery of this Assignment Consent and agrees to be bound by the terms hereof.

BAY GAS STORAGE COMPANY, Ltd.
By MGS Storage Services, Inc., its General Partner

By

Its

Accepted and agreed to:
REGIONS BANK,
As Trustee on behalf of the holders of the Notes

By

Its

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